EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 17, 2012, with respect to the statement of condition including the related portfolio of Central Equity Trust, Diversified Income Series 42 (included in Van Kampen Unit Trusts, Series 1181) as of January 17, 2012, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-177857) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
January 17, 2012